Exhibit 99.1

637 Davis Drive
Morrisville, NC 27560 USA
phone 1-919-767-3230
fax 1-919-767-3233
www.harrisstratex.com
Harris Stratex Networks Reports Q1 Fiscal 2008 Financial Results
Orders increase for third consecutive quarter
Research Triangle Park, NC – November 1, 2007 – Harris Stratex Networks, Inc. (NASDAQ: HSTX), the leading independent supplier of turnkey wireless transmission solutions, today reported financial results for the first quarter of fiscal 2008, which ended September 28, 2007.
Revenue for the first quarter of fiscal 2008 was $172.3 million. GAAP net loss was $800,000 or $0.01 per share, which includes $14.3 million in pre-tax charges associated with the merger transaction, integration, and stock compensation expense.
Non-GAAP Financial Results
On January 26, 2007, the Harris Microwave Communications Division was combined with Stratex Networks, Inc. to create a new company – Harris Stratex Networks, Inc.
For comparative purposes, Harris Stratex Networks has provided pro forma, non-GAAP financial information related to revenue and income as if the former Stratex Networks and the former Harris Microwave Communications Division had been combined since the beginning of fiscal 2007. On this basis, revenue for the first quarter of fiscal 2008 was $172.3 million, an increase of 7 percent compared with $160.9 million in the prior year quarter. Non-GAAP net income for the first fiscal quarter of 2008 was $9.9 million or $0.17 per share.
A reconciliation of GAAP to non-GAAP financial measures is provided on Table 4 along with the accompanying notes.
By segment, North America microwave revenue of $56.6 million increased 8 percent compared with the year ago quarter. North America’s performance in Q1 reflects market strength in both the U.S. and

Canada, driven by mobile network footprint expansion, funding for homeland security initiatives, right-of-way users responding to an increased demand for bandwidth, and continued microwave relocation spending as a result of the Advanced Wireless Services (AWS) auction. International microwave segment revenue of $109.2 million increased 5 percent compared with the year-ago quarter. Fourteen percent year-over-year growth was achieved in Europe, Middle East and Russia, and 6 percent year-over-year growth was achieved in Latin America and Asia Pacific. Africa revenue was flat compared to the year-ago quarter. Strong demand for wireless infrastructure systems continues to be driven by mobile network footprint expansion, basic service delivery in many emerging market countries, and increased bandwidth requests for new services such as 3G and new WiMAX network builds. The Network Operations segment of the business had strong first quarter revenue of $6.5 million, a year-over-year increase of 48 percent. Increased demand for this segment’s service assurance solutions with Next Generation Network (NGN) customers is fueling revenue growth.
Non-GAAP gross margin was 30.1 percent in the first quarter of fiscal 2008 compared with 32.2 percent in the year ago quarter. A higher mix of lower capacity product shipments dampened operating results in the quarter. Non-GAAP operating income was $13.3 million in the first quarter of fiscal 2008, compared with $13.3 million in the year-ago quarter.
“At $172 million, revenue was strong for the first quarter, seasonally one of our weaker quarters. Our ability to offer the best combination of technology innovation, product breadth and turnkey services for wireless transmission is driving our revenue expansion,” said Guy Campbell, president and chief executive officer of Harris Stratex Networks. “Product mix in the quarter resulted in lower gross margin as many of the quarter’s shipments were for new system projects requiring lower capacity products. However, we expect these new network wins to position us well for the future through capacity upgrades and system expansions.”
Outlook and Guidance
“We continue to expect revenue to range between $670 million and $702 million and non-GAAP earnings per diluted share of $1.05 to $1.22,” said Campbell. “The leadership team is completely focused on delivering the financial performance we have set forth for the company in fiscal year 2008.”

Conference Call
Harris Stratex Networks will host a conference call today to discuss the company’s financial results at 5:30 p.m. Eastern Time. Those wishing to join the call should dial 303-262-2125, (no pass code required) at approximately 5:20 p.m. A replay of the call will be available starting one hour after the call’s completion until November 8. To access the replay, dial 303-590-3000 (pass code: 11098811 #). A live and archived webcast of the conference call will also be available via the company’s Web site at www.HarrisStratex.com/investors/conference-call.
Non-GAAP Measures and Comparative Financial Information
Tables reconciling financial results for the Microwave Communications Division of Harris Corporation and Stratex Networks for each quarter of fiscal 2006 and the first two quarters of fiscal 2007 are posted on the investor relations page of the company Web site at www.HarrisStratex.com.
Harris Stratex Networks, Inc. and the Microwave Communications Division of Harris Corporation report information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The GAAP information presented in this press release consists of the results of operations, cash flows and financial position of Harris Stratex Networks, Inc. for the quarter ended September 28, 2007 and the quarter ended September 29, 2006. On January 26, 2007, the Microwave Communications Division of Harris Corporation and Stratex Networks, Inc. merged into Harris Stratex Networks, Inc. and became one reporting entity. Accordingly, management of Harris Stratex Networks will monitor revenues, cost of product sales and services, research and development expenses, selling and administrative expenses, operating income or loss, tax expense or benefit, net income or loss, and net income or loss per share for the new combined entity for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. As such, historical non-GAAP combined information has been included in this press release for comparative purposes. These measures exclude certain costs and expenses as discussed herein. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex Networks’ business and to better understand our performance.
Harris Stratex Networks management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Harris Stratex Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.

About Harris Stratex Networks
Harris Stratex Networks, Inc. (NASDAQ: HSTX) is the world’s leading independent supplier of turnkey wireless transmission solutions. The company offers reliable, flexible and scalable wireless network solutions, backed by comprehensive professional services and support. Harris Stratex Networks serves all global markets, including mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. Customers in more than 135 countries depend on Harris Stratex Networks to build, expand and upgrade their voice, data and video solutions. Harris Stratex Networks is recognized around the world for innovative, best-in-class wireless networking solutions and services. For more information, visit www.HarrisStratex.com.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Harris Stratex Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipate”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “seeing”, “continues”, “delivering”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Harris Stratex Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•	the failure to obtain and retain expected cost synergies from the merger;

•	the volume, timing and mix of our product orders may have an impact on our operating results;

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the ability to achieve business plans for Harris Stratex Networks;

•	the ability to manage and maintain key customer relationships;

•	the effect of technological changes on Harris Stratex Networks’ businesses;

•	the ability to maintain projected product rollouts, product functionality or market acceptance of planned products;

•	the ability to successfully integrate the operations, personnel and businesses of the former Stratex Networks, Inc. with those of the former Microwave Communications Division of Harris Corporation;

•	the ability to minimize the disruption of the merger and related integration on direct and indirect sales channels;

•	the ability of our subcontractors to perform or our key suppliers to manufacture or deliver material;

•	customers may not pay for products or services in a timely manner, or at all;

•	the failure of Harris Stratex Networks to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;

•	currency and interest rate risks;

•	the impact of political, economic and geographic risks on international sales;

•	the impact of slowing growth in the wireless telecommunications market combined with supplier and operator consolidations; and

•	pricing pressure on Harris Stratex Networks products and services.

For more information regarding the risks and uncertainties for our business as well as risks relating to the combination of the former Harris Corporation Microwave Communications Division and the former Stratex Networks, see “Risk Factors” in our form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 27,2007, as well as other reports filed by Harris Stratex Networks with the SEC from time to time. Harris Stratex Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Financial Tables Attached.
###

Investor Contact:	Media Contact:
Mary McGowan	Kami Spangenberg
Summit IR Group Inc.	Harris Stratex Networks, Inc.
408-404-5401	919-767-5238
Mary@summitirgroup.com	Kami.Spangenberg@HSTX.com

Table 1
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended
	September 28, 2007	September 29, 2006
	(In millions, except per share amounts)
Revenue from product sales and services	$172.3	$93.6

Cost of product sales and services	(121.4)	(62.8)
Amortization of purchased technology	(1.8)	—

Gross margin	49.1	30.8

Research and development expenses	(12.4)	(7.5)
Selling and administrative expenses	(31.9)	(16.4)
Amortization of intangible assets	(1.8)	—
Restructuring charges	(4.0)	—
Corporate allocations expense	—	(1.6)

Operating (loss) income	(1.0)	5.3
Interest income	0.7	0.1
Interest expense	(0.7)	(0.2)

(Loss) income before income taxes	(1.0)	5.2
Income tax benefit (expense)	0.2	(0.4)

Net (loss) income	$(0.8)	$4.8

Net Loss per Common Share
Basic and diluted	$(0.01)	*

Basic and diluted weighted average shares outstanding	58.4	*

*	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations.

Table 2
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 28, 2007	June 29, 2007(1)
	(In millions)
Assets
Cash and cash equivalents	$64.2	$69.2
Short-term investments	15.1	20.4
Receivables	196.1	185.3
Inventories and unbilled costs	183.7	172.6
Current deferred taxes	7.9	4.1
Other current assets	20.7	21.7
Property, plant and equipment	79.2	80.0
Goodwill	314.0	323.6
Identifiable intangible assets	141.0	144.5
Non-current deferred taxes	0.6	0.5
Other assets	16.2	16.2

	$1,038.7	$1,038.1

Liabilities and Shareholders’ Equity
Short-term debt	$0.0	$1.2
Current portion of long-term debt	9.2	10.7
Accounts payable	92.1	84.7
Accrued expenses and other current liabilities	95.9	96.1
Due to Harris Corporation	24.1	23.1
Long-term debt	7.5	8.8
Restructuring and other long-term liabilities	9.9	11.8
Warrants outstanding	3.4	3.9
Redeemable preference shares	8.3	8.3
Non-current deferred taxes	24.8	31.5
Shareholders’ equity	763.5	758.0

	$1,038.7	$1,038.1

(1) Derived from audited financial statements.

Table 3
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Quarter Ended
	September 28,	September 30,
	2007	2006
	(In millions)
Operating Activities
Net (loss) income	$(0.8)	$4.8
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization of identifiable intangible assets acquired in the Stratex acquisition	3.6	—
Depreciation and amortization of property, plant and equipment and capitalized software	5.3	3.3
Non-cash stock-based compensation expense	2.0	—
Decrease in fair value of warrants	(0.5)	—
Deferred income tax (benefit) expense	(0.2)	—
Changes in operating assets and liabilities, net of effects from acquisition:
Receivables	(10.1)	(1.6)
Unbilled costs and inventories	(11.0)	(0.9)
Accounts payable and accrued expenses	8.5	(1.3)
Advance payments and unearned income	—	4.0
Due to Harris Corporation	3.0	(9.5)
Other	2.3	0.2

Net cash provided by (used in) operating activities	2.1	(1.0)

Investing Activities
Purchases of short-term investments and available for sale securities	(4.0)	—
Sales of short-term investments and available for sale securities	9.3	—
Additions of property, plant and equipment	(2.1)	(0.2)
Additions of capitalized software	(4.2)	(1.1)

Net cash used in investing activities	(1.0)	(1.3)

Financing Activities
Decrease in short-term debt	(1.2)	(0.1)
Payments on long-term debt	(2.8)	—
Payments on long-term capital lease obligation to Harris Corporation	(2.0)	—
Proceeds from exercise of former Stratex stock options	0.9	—
Net cash and other transfers from Harris Corporation prior to the Stratex acquisition	—	2.7

Net cash (used in) provided by financing activities	(5.1)	2.6

Effect of exchange rate changes on cash and cash equivalents	(1.0)	0.3

Net (decrease) increase in cash and cash equivalents	(5.0)	0.6
Cash and cash equivalents, beginning of year	69.2	13.8

Cash and cash equivalents, end of quarter	$64.2	$14.4

HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, gross margin, operating income (loss), non-operating income (loss), cost of product sales and services, research and development expenses, selling and administrative expenses, income (loss) before income taxes, income taxes, net income (loss), and net income (loss) per basic and diluted share adjusted to exclude certain costs, expenses, gains and losses, including such amounts related to our merger with Stratex. Management of Harris Stratex Networks, Inc. (the “Company” or “Harris Stratex”) believes that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Management also believes these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex business and better understand our performance. In addition, the Company may utilize non-GAAP financial measures as a guide in its budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 4
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
	September 28, 2007			September 29, 2006
				MCD
				and Stratex
	As	Non-GAAP		Combined	Non-GAAP
	Reported	Adjustments	Non-GAAP	as Reported	Adjustments	Non-GAAP
		(In millions, except per share amounts)
Revenue from product sales and services	$172.3	$—	$172.3	$160.9	$—	$160.9
Cost of product sales and services (A)	(121.4)	1.0	(120.4)	(109.3)	0.2	(109.1)
Amortization of purchased technology (B)	(1.8)	1.8	—	—	—	—

Gross margin	49.1	2.8	51.9	51.6	0.2	51.8
Research and development expenses (C)	(12.4)	0.5	(11.9)	(11.8)	0.7	(11.1)
Selling and administrative expenses (D)	(31.9)	5.2	(26.7)	(31.0)	3.6	(27.4)
Amortization of intangible assets (E)	(1.8)	1.8	—	—	—	—
Restructuring charges (F)	(4.0)	4.0	—	—	—	—
Corporate allocations expense(G)	—	—	—	(1.6)	1.6	—

Operating (loss) income	(1.0)	14.3	13.3	7.2	6.1	13.3
Interest income	0.7	—	0.7	0.8	—	0.8
Interest expense	(0.7)	—	(0.7)	(1.2)	—	(1.2)

(Loss) income before income taxes	(1.0)	14.3	13.3	6.8	6.1	12.9
Income tax benefit (expense) (H)	0.2	(3.6)	(3.4)	(0.4)	(3.5)	(3.9)

Net (loss) income	$(0.8)	$10.7	$9.9	$6.4	$2.6	$9.0

Net (loss) income per common share:
Basic and diluted	$(0.01)		$0.17	*		*

Basic and diluted weighted average shares outstanding:
Basic and diluted	58.4		58.4	*		*

*	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations.

Notes to tables 4 and 6:
Note A – Cost of sales and services — Includes adjustment to cost of product sales and services for the first quarter of fiscal 2008 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets ($0.2 million), adjustment to remove integration costs ($0.6 million) and adjustment to remove FAS 123R expense ($0.2 million).
For the first quarter of fiscal 2007, adjustment to Stratex Networks, Inc. cost of product sales and services to remove $0.2 million of FAS 123R expense.
Note B – Amortization of purchased technology — Adjustment for the first quarter of fiscal 2008 to remove amortization of purchased intangibles incurred in connection with the merger.
Note C – Research and development expenses — Adjustment for the first quarter of fiscal 2008 to remove FAS 123R expense of $0.5 million. Adjustment for the first quarter of fiscal 2007 to remove FAS 123R expense recorded by Stratex of $0.7 million.
Note D – Selling and administrative expenses – Includes adjustment for the first quarter of fiscal 2008 to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets ($0.5 million), integration costs and lease impairment costs ($3.0 million) and FAS 123R expense ($1.7 million).
For the first quarter of fiscal 2007, includes adjustment to the Microwave Communications Division of Harris Corporation’s selling and administrative expenses for the first quarter of fiscal 2007 to remove $0.4 million of FAS 123R expense and adjustment to the Stratex selling and administrative expenses to remove $1.7 million of FAS 123R expense and to remove $1.5 million of integration costs incurred by Stratex associated with the merger.
Note E – Amortization of intangible assets — Adjustment for the first quarter of fiscal 2008 to remove amortization of purchased intangibles incurred in connection with the merger.
Note F – Restructuring charges — Adjustment to remove charges for restructuring incurred during the first quarter of fiscal 2008.
Note G – Corporate allocation expenses — Adjustment for the first quarter of fiscal 2007 to remove corporate allocation expenses from Harris Corporation, which did not continue after the merger with Stratex.
Note H – Income tax benefit (expense) — Adjustment to reflect a pro forma 26 percent tax rate for the first quarter of fiscal 2008 and a pro forma 30 percent tax rate for the first quarter of fiscal 2007.

Table 5
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 First Quarter Summary
GAAP REVENUE BY SEGMENT INFORMATION
(Unaudited)

	Quarter Ended
	September 28, 2007	September 29, 2006
	(In millions)
North America microwave	$56.6	$49.9
International microwave	109.2	39.3
Network operations	6.5	4.4

	$172.3	$93.6

Table 6
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended			Quarter Ended
	September 28, 2007			September 29, 2006
			(In millions)
	As	Non-GAAP		MCD	Stratex	Combined
	Reported	Adjustments	Non-GAAP	Actual	Actual	Non-GAAP
North America	$56.6	$—	$56.6	$49.9	$2.7	$52.6
International:
Africa	52.4	—	52.4	24.7	27.8	52.5
Europe, Middle East, and Russia	32.7	—	32.7	8.7	20.0	28.7
Latin America and AsiaPac	24.1	—	24.1	5.9	16.8	22.7

Total International	109.2	—	109.2	39.3	64.6	103.9
Network Operations	6.5	—	6.5	4.4	—	4.4

	$172.3	$—	$172.3	$93.6	$67.3	$160.9